Exhibit 99.1

FOR IMMEDIATE RELEASE

MasterCraft Names Industry Veteran, Mike O’Connell, as President of Pontoon Segment

VONORE, Tenn., February 24, 2025 – MasterCraft Boat Holdings, Inc. (NASDAQ: MCFT) (“MasterCraft” or the “Company”), today announced that Mike O’Connell, Senior Vice President of Operational Excellence will take on the additional role of President of the Company’s Pontoon Segment, effective immediately. Mr. O’Connell succeeds George Steinbarger, who has departed the Company.

A nearly 40-year veteran of the marine industry, Mike is well-prepared to lead our Pontoon segment. He is a proven leader who has been leading boat companies for decades. Mike joined MasterCraft in 2023 as President of Aviara Boats. As part of his background, he was President of Godfrey pontoons and Hurricane deck boats, as well as running various boat operations for Brunswick, Genmar, and Yamaha.

“At MasterCraft, we pride ourselves on the depth and talent of our management team and we are pleased to have an executive of Mike’s caliber on deck to lead our Pontoon segment,” said Brad Nelson, Chief Executive Officer of MasterCraft. “As we continue to navigate a challenged retail environment, Mike will play a critical role in positioning our Crest and Balise brands to capitalize on consumer interest as we enter the critical summer selling season. I would also like to thank George Steinbarger for his service to the company and many contributions during his time here. We wish him well.”

“Crest is a pontoon industry leader, and our newly launched Balise product line brings high potential. This is a very dynamic time for the industry, and I am honored to lead our Pontoon segment as we position our brands for long-term growth and success,” said O’Connell. “I am energized and looking forward to working with the team to execute on our go-to-market initiatives in the upcoming summer selling season.”

About MasterCraft Boat Holdings, Inc.:

Headquartered in Vonore, TN, MasterCraft Boat Holdings, Inc. (NASDAQ: MCFT) is a leading innovator, designer, manufacturer and marketer of premium recreational powerboats through its three wholly-owned brands, MasterCraft, Crest and Balise. Through these three brands, MasterCraft Boat Holdings has leading market share positions in two of the fastest-growing segments of the powerboat industry – performance sport boats and pontoon boats. For more information about MasterCraft Boat Holdings, please visit Investors.MasterCraft.com, www.MasterCraft.com, www.CrestPontoonBoats.com, and www.BalisePontoonBoats.com

Forward-Looking Statements

This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can often be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and include statements in this press release concerning the resilience of our business model, our intention to drive value and accelerate growth, and our financial outlook.

Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: changes in interest rates, general economic conditions, changes in trade priorities, policies and regulations (particularly as a result of the 2024 U.S. election), including the potential for increases or changes in duties, current and potentially new tariffs and quotas, demand for our products, persistent inflationary pressures, changes in consumer preferences, competition within our industry, our ability to maintain a reliable network of dealers, our ability to cooperate with our strategic partners, elevated inventories resulting in increased costs for dealers, our ability to manage our manufacturing levels and our fixed cost base, the successful introduction of our new products, the success of our strategic divestments, geopolitical conflicts, and financial institution disruptions. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, filed with the Securities and Exchange Commission (the “SEC”) on August 30, 2024, could cause actual results to differ materially from those indicated by the forward-looking statements. The discussion of these risks is specifically incorporated by reference into this press release.

Any such forward-looking statements represent management's estimates as of the date of this press release. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue or cause our views to change, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Investor Contact:

MasterCraft Boat Holdings, Inc.

John Zelenak

Manager of Treasury & Investor Relations

Email: investorrelations@mastercraft.com

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